Exhibit 10.3

TRXADE GROUP, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK GRANT

Capitalized but otherwise undefined terms in this Notice of Restricted Stock Grant and the attached Restricted Stock Grant Agreement shall have the same defined meanings as in the Trxade Group, Inc. 2019 Equity Incentive Plan (as amended from time to time)(the “Plan”). This Notice of Restricted Stock Grant and the attached Restricted Stock Grant Agreement amend, replace and supersede in their entirety that certain Notice of Restricted Stock Grant and Restricted Stock Grant Agreement entered into between the Grantee and the Company dated effective April 14, 2020.

Grantee Name: Surendra Ajjarapu

Address: 19814 Searider Way, Lutz, FL 33559

You have been granted Restricted Stock subject to the terms and conditions of the Plan and the attached Restricted Stock Grant Agreement, as follows:

Date of Grant: May 5, 2020

Vesting Commencement Date: May 5, 2020

Price Per Share: $7.36

Total Number of Shares Granted: 49,020

Total Value of Shares Granted: $360,787.20

Total Purchase Price: $0, Issued In Consideration For Services

Agreement Date: May 5, 2020

Vesting Schedule: Vesting is based on the Company achieving the performance metrics set forth on Schedule 1 hereto, subject to the terms of the applicable Restricted Stock Grant Agreement which follows and the Plan. The determination of whether the Performance Metrics have been met shall be determined in the reasonable discretion of the Compensation Committee (the “Committee”), no later than 90 days after December 31, 2020, and vesting shall occur only if the Committee has affirmatively determined, in its reasonable discretion, that such applicable Performance Metrics have been met.

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TRXADE GROUP, INC.

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

This RESTRICTED STOCK GRANT AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Stock Grant is made by and between Trxade Group, Inc., a Delaware corporation (the “Company”), and the grantee named in the Notice of Restricted Stock Grant (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Plan, the Board (or an authorized Committee thereof), approved the issuance to Grantee, effective as of the date set forth above, of an award of the number of shares of Restricted Stock as is set forth in the attached Notice of Restricted Stock Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Stock Grant”) at the purchase price per share of Restricted Stock (the “Purchase Price”), if any, set forth in the attached Notice of Restricted Stock Grant, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1.        Grant and Purchase of Restricted Stock. The Company hereby grants to Grantee, and Grantee hereby accepts the Restricted Stock set forth in the Notice of Restricted Stock Grant, subject to the payment by Grantee of the total purchase price, if any, set forth in the Notice of Restricted Stock Grant.

2.        Stockholder Rights.

(a)        Voting Rights. Until such time as all or any part of the Restricted Stock are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a stockholder, including voting rights, with respect to the Restricted Stock subject, however, to the transfer restrictions or any other restrictions set forth in the Plan.

(b)        Dividends and Other Distributions. During the period of restriction, Participants holding Restricted Stock are entitled to all regular cash dividends or other distributions paid with respect to all shares while they are so held. If any such dividends or distributions are paid in shares, such shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

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3.       Vesting of Restricted Stock.

(a)       The Restricted Stock are restricted and subject to forfeiture until vested. The Restricted Stock which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.” All Restricted Stock which have not become Vested Shares are referred to as “Nonvested Shares.”

(b)       Restricted Stock will vest and become nonforfeitable in accordance with the vesting schedule contained in the Notice of Restricted Stock Grant.

(c)       Any Nonvested Shares of Grantee will automatically vest and become nonforfeitable if Grantee’s service with the Company ceases owing to the Grantee’s Retirement, unless the Board (or an authorized committee thereof) provides otherwise.

(d)       In the event of a Change of Control, the Board (or an authorized committee thereof), in its discretion, may accelerate the time at which all or any portion of Grantee’s Restricted Stock will vest.

(e)       Terms used in Section 3 and Section 4 have the following meanings:

(i)       “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its subsidiaries and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any material rule, regulation, procedure or policy of the Company or its subsidiaries, the violation of which could have a material detriment to the Company; or (vii) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or its subsidiaries, all as reasonably determined by the Board of Directors of the Company, which determination will be conclusive.

(ii)       “Retirement” means Grantee’s retirement from Company employ at or above the age 65 as determined in accordance with the policies of the Company or its subsidiaries, if any, in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

(f)       Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise. The restrictions set forth in this Section will terminate upon a Change of Control.

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4.       Forfeiture of Nonvested Shares. Except as provided herein, if Grantee’s service with the Company ceases for any reason (including (a) death or (b) Disability) other than Retirement, any Nonvested Shares will be automatically forfeited to the Company for no consideration; unless the Board (or an authorized committee thereof) provides otherwise, and provided, however, that the Board (or an authorized committee thereof) may cause any Nonvested Shares immediately to vest and become nonforfeitable if Grantee’s service with the Company is terminated by the Company without Cause.

(a)       Legend. Each certificate representing Restricted Stock granted pursuant to the Notice of Restricted Stock Grant may bear a legend substantially as follows:

“THE SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE TRXADE GROUP, INC. 2019 EQUITY INCENTIVE PLAN (AS AMENDED) AND IN A RESTRICTED SHARE GRANT AGREEMENT. A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM TRXADE GROUP, INC.”

(b)       Escrow of Nonvested Shares. The Company has the right to retain the certificates representing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.

(c)       Removal of Restrictions. The Participant is entitled to have the legend removed from certificates representing Vested Shares.

5.       Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

6.       Grantee Representations.

Grantee represents to the Company the following:

(a)       Restrictions on Transfer. Grantee acknowledges that the Restricted Stock to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act of 1933, as amended (the “Securities Act”) or unless an exemption from registration and qualification is otherwise available. In addition, Grantee understands that the certificate representing the Restricted Stock will be imprinted with a legend which prohibits the transfer of such Restricted Stock unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

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(b)       Relationship to the Company; Experience. Grantee either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or, by reason of Grantee’s business or financial experience or the business or financial experience of Grantee’s personal representative(s), if any, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent, directly or indirectly, has the capacity to protect Grantee’s own interests in connection with Grantee’s acquisition of the Restricted Stock to be issued to Grantee hereunder. Grantee and/or Grantee’s personal representative(s) have such knowledge and experience in financial, tax and business matters to enable Grantee and/or them to utilize the information made available to Grantee and/or them in connection with the acquisition of the Restricted Stock to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(c)       Grantee’s Liquidity. In reaching the decision to invest in the Restricted Stock, Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment. Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Stock for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Stock will not cause Grantee’s overall commitment to become excessive.

(d)       Access to Data. Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Stock, Grantee has been provided with financial and other written information about the Company. Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Stock, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed himself/herself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(e)       Risks. Grantee acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Restricted Stock are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Grantee is aware that the Company may issue additional securities in the future which could result in the dilution of Grantee’s ownership interest in the Company.

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(f)       Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(g)       Residence. The address set forth on the Notice of Restricted Stock Grant is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(h)       Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Stock and the fair market value of the Restricted Stock as of the date any restrictions on the Restricted Stock lapse. Grantee understands that Grantee may elect to be taxed at the time the Restricted Stock is purchased rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. The form for making this election is attached as Exhibit A hereto.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

7.       No Employment Contract Created. The issuance of the Restricted Stock is not to be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will Grantee’s employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

8.       Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the grant and vesting of the Restricted Stock.

9.       Interpretation. The Restricted Stock are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Board (or an authorized committee thereof) will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Board (or an authorized committee thereof) will be final and binding on the Company and Grantee.

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10.       Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a)       if to the Grantee, to the address (or telecopy number) set forth on the Notice of Grant; and

(b)       if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11.       Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Board (or an authorized committee thereof) has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations will be final and conclusive and binding upon Grantee.

12.       No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13.       Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14.       Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

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15.       Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16.       Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

17.       Entire Agreement. This Agreement (including the Notice of Restricted Stock Grant) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

18.       Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.       WAIVER OF JURY TRIAL. THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

TRXADE GROUP, INC.

By:	/s/ Donald G. Fell

Name:	Donald G. Fell

Title:	Chairman, Compensation Committee

GRANTEE:

/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu

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SPOUSE’S CONSENT TO AGREEMENT

(Required where Grantee resides in a community property state)

I acknowledge that I have read the Agreement and the Plan and that I know and understand the contents of both. I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Stock that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement. I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Stock which represents a community interest of mine to my spouse or to a trust subject to my spouse’s control or for my spouse’s benefit or the benefit of our children if I predecease my spouse.

Dated:	May 5, 2020

/s/ Sandhya Ajjarapu
Signature

Sandhya Ajjarapu
Print Name

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SCHEDULE 1

2020 Bonus Metrics

Determined as of December 31, 2020

1.	Revenue Goal: Hit $ 12.5 Million	(34,314 Shares vest)

2.	Trxade Group Net Operating Income: 10% of total sales	(9,804 Shares vest)

3.	Bonum Health: Achieve 7,500 app downloads	(4,902 Shares vest)

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Exhibit A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year, as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Taxpayer:
Spouse:
Name:
Address:
Identification No.:
Taxable Year:

2. The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Trxade Group, Inc., a Delaware corporation (the “Company”).

3. The date on which the property was transferred is:___________________ ,______.

4. The property is subject to the following restrictions: The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per share x ________ shares = $___________.

6. For the property transferred, the undersigned paid $______ per share x _________ shares = $______________.

7. The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____

___________________________

Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____

_________________________

Spouse of Taxpayer